UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2010

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2010, the Company and Robert Ross agreed that his role as the Company’s Executive Director of Finance and as Principal Accounting Officer would terminate effective March 5, 2010. The Company expects that Mr. Ross will remain with the Company as a consultant through November 2010, transitioning his duties and participating in special projects.

Effective March 5, 2010, Frank J. Conforti, who is currently serving as the Company’s Controller, will assume the role of Principal Accounting Officer. Mr. Conforti, age 33, has been with the Company for three years, serving as Controller since February 2009, and prior to that as Director of Finance and SEC reporting since March 2007. Before joining the Company, Mr. Conforti, a Certified Public Accountant, worked for AlliedBarton Security Systems, LLC for five years, serving as Controller for three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: March 8, 2010	By:	/s/ Glen T. Senk
Glen T. Senk
Chief Executive Officer